UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 2, 2004

The St. Paul Travelers Companies, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	001-10898	41-0518860
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

385 Washington Street Saint Paul, Minnesota		55102
(Address of principal executive offices)		(Zip Code)

(651) 310-7911

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.               Entry Into a Material Definitive Agreement.

On December 2, 2004, The St. Paul Travelers Companies, Inc. (the “Company”) adopted the St. Paul Travelers Deferred Compensation Plan (the “Employee Plan”) and The St. Paul Travelers Companies, Inc. Deferred Compensation Plan for Non-Employee Directors (the “Directors Plan,” and together with the Employee Plan, the “Plans”).  The Plans are intended to comply with the requirements imposed under new Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and the provisions of the Plans will be construed in a manner consistent with the requirements of such section of the Code.  The Company intends to amend the Plans, to the extent necessary, to comply with guidance that the United States Department of Treasury is expected to issue with respect to Section 409A of the Code.  The obligations of the Company under the Plans are unsecured general obligations to pay in the future the balance of the deferred compensation accounts pursuant to the terms of the Plans.

The Employee Plan allows certain eligible employees of the Company to annually defer between 1% and 50% of their annual base salary and between 1% and 100% of their annual incentive award and have the amounts deferred credited to his or her deferred compensation account.  Each participant must allocate amounts credited to his or her deferred compensation account among various investment funds approved by the plan administrator, which may include a Company stock fund.

The Director Plan permits the members of the Company’s Board of Directors who are not employees of the Company to defer any compensation payable in cash, including any annual retainer, committee chair or vice-chair fees, additional fees, meeting fees or other cash compensation, and any payment due with respect to deferred stock awards granted under the Company’s stock incentive plan (other than deferred stock awards credited in respect of deferred cash compensation).  Any amount of cash compensation deferred results in a credit to the director’s account of a number of common stock units determined by dividing the amount of the deferred cash compensation by the fair market value of a share of common stock (as determined under the Company’s stock incentive plan that is in effect from time to time).  Dividend equivalents shall be credited to the accounts in the amount equal to the dividends that would have been payable with respect to the number of common stock units in the director’s account by the fair market value of a share of common stock.  The common stock units are paid out in the form of one share of Company stock for each common stock unit.  The shares of Company stock issued upon payment of the common stock units are issued from the Company’s stock incentive plan that is effect from time to time.

Item 1.02.               Termination of a Material Definitive Agreement.

Effective December 31, 2004, The Deferred Management Incentive Awards Plan, The Deferred Stock Plan for Non-Employee Directors, The Directors’ Deferred Compensation Plan and the Travelers Deferred Compensation Plan were suspended with respect to new deferrals; however, such plans will continue to operate for the purpose of administering amounts deferred under those plans on or prior to December 31, 2004.  In addition, the prior terms of the Director Plan, which is being amended and restated as described above, will continue with respect to amounts deferred under that plan on or prior to December 31, 2004.

Item 9.01.               Financial Statements and Exhibits.

The following Exhibits are herewith incorporated by reference to The St. Paul Travelers Companies, Inc. Form S-8 (Reg. No. 333-102998), filed December 3, 2004:

10.1                           St. Paul Travelers Deferred Compensation Plan.

10.2                         The St. Paul Travelers Companies, Inc. Deferred Compensation Plan for Non-Employee Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: DECEMBER 7, 2004	THE ST. PAUL TRAVELERS COMPANIES, INC.

	By:	/s/ Bruce A. Backberg
Name: Bruce A. Backberg
Title: Senior Vice President

EXHIBIT INDEX

Exhibit No.	Description

10.1	The St. Paul Travelers Deferred Compensation Plan, incorporated by reference to Exhibit 99.1 to The St. Paul Travelers Companies, Inc. Form S-8 (Reg. No. 333-102998), filed December 3, 2004.

10.2

The St. Paul Travelers Companies, Inc. Deferred Compensation Plan for Non-Employee Directors, incorporated by reference to Exhibit 99.2 to The St. Paul Travelers Companies, Inc. Form S-8 (Reg. No. 333-102998), filed December 3, 2004.